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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements No. 333-151183, No. 333-138124, No. 333-126586 and No. 333-122676 on Form S-8 our reports dated March 3, 2009, relating to the consolidated financial statements of iPCS, Inc., and the effectiveness of iPCS, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of iPCS, Inc. for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
March 3, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM